EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-30185 and Form S-8 POS (as amended) No. 333-74451) of Playboy Enterprises, Inc. and in the related prospectuses of our report dated February 20, 2001 with respect to the consolidated financial statements and financial statement schedule of Playboy Enterprises, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.


ERNST & YOUNG LLP
Chicago, Illinois
March 29, 2001